YATINOO

Yatinoo, Inc. Shares Resume Trading

U.S. Securities and Exchange Commission Lifts Suspension

MALAGA, Spain and BOSTON, Mass., Jan.2/--Yatinoo,Inc. (OTC Bulletin Board:YTNO) reported that on January 2, 2009, the Company's common stock resumed trading. It had been suspended from trading by the U.S. Securities and Exchange Commission ("SEC") on December 17, 2008. The Order of Suspension stated that, "Questions have arisen concerning the accuracy and adequacy of publicly-available information about Yatinoo securities, including information in the market place regarding the number of Yatinoo's issued and outstanding shares and market capitalization, and Yatinoo's operations. Questions have also arisen about trading activity in the market for Yatinoo securities." Although Yatinoo's current report on Form 8-K filed with the SEC on November 19, 2008 reported 30 million shares issued and outstanding the official OTC Bulletin Board site, as well as all others reflected the previously outstanding 150 million shares. As a result the market capitalization that was displayed for Yatinoo was five times the actual number but has now been corrected. The Company is cooperating fully with the SEC in its investigation, which is ongoing. Yatinoo reaffirms information previously disclosed in its press releases, as well as that reported in its SEC filings concerning its operations. The Company intends to advise the public further as information becomes publicly available.

Yatinoo is a trademark of Yatinoo International SA. All other company and product names may be trademarks of the respective companies with which they are associated

Company Contact:

Holly A. Ruma
Vice President of IR/PR and M&A
978-208-4426
H.Ruma@yatinoo-inc.com

Marilynn Meek
Vice President
Financial Relations Board
212-827-3773
mmeek@frbir.com

About Yatinoo

Yatinoo.com is a trilingual (English, French, Arabic) innovative Internet based web 2 portal, online community, and proprietary search engine offering a suite of cutting edge Internet based services, tools and content to a global audience. Yatinoo delivers industry-leading Internet based portal technology to the emerging, high-growth Arabic, African and Asian markets. Yatinoo's greatest market advantage and unique selling proposition is its focus on the Arabic, African and

Asian emerging markets (currently over 671 million users) as well as members of the Arabic, African and Asian Internet communities currently residing abroad (e.g., approximately 17% of the 300 million U.S. population have a direct African, Asian or Arabic background which represents an additional target market of over 50 million users in the U.S.). In comparison to larger competitors, Yatinoo offers tailor-made and highly targeted services, which fit its users' needs and are customizable to suit their unique and personal "look and feel" requirements.

Yatinoo International S.A., based in Malaga, Spain is a wholly owned subsidiary of Yatinoo, Inc., a Delaware corporation (formerly known as Stone Consulting Services, Inc.) which acquired the Spanish company on November 13, 2008, pursuant to a Stock Purchase Agreement filed with the Securities and Exchange Commission on November 12, 2008 by Stone Consulting Services Inc.

Yatinoo is a trademark of Yatinoo International SA. All other company and product names may be trademarks of the respective companies with which they are associated

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, and under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "potential," "estimate," and similar expressions are intended to identify forward looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.